Exhibit 23





         Consent of Independent Accountants



We consent to the incorporation by reference in the Prospectus constituting part of the Registration
Statement on Form S-8 of AMBANC Corp. of our report dated January 27, 1995 on the 1994, 1993, and 1992 consolidated financial statements of AMBANC Corp. which report is incorporated by reference in this Form 10-K.
We also consent to the reference to us under the heading "Experts" in the Prospectus.


                        /s/ Crowe, Chizek and Company

                        Crowe, Chizek and Company


Indianapolis, Indiana
March 30, 1995

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